Exhibit 10.22

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Amendment”) is made and entered into as of January 6, 2023, by and between Fabric 2676 State Street, LLC, a California limited liability company (“Lessor”), and TYRA Biosciences, Inc., a Delaware corporation (“Lessee”).

RECITALS

A.
Lessor and Lessee are parties to that certain AIR Standard Industrial/Commercial Multi-Tenant Lease - Net dated as of March 2, 2022, and First Amendment to Lease dated as of May 16, 2022 (the “Original Lease”), whereby Lessee leases from Lessor certain commercial premises consisting of approximately 7,377 square feet and commonly known as 2676 State Street, Carlsbad, California 92008 (the “Premises”) in that certain Building (the “Building”), as more particularly described in the Original Lease.

B.
Lessor and Lessee desire to amend the Original Lease on the terms and conditions set forth in this Amendment. All capitalized terms used herein but not specifically defined in this Amendment shall have the meanings ascribed to such terms in the Original Lease. The Original Lease, as amended by this Amendment, shall herein be referred to as the “Lease.” All references in the Lease to the “Lease” shall refer to the Original Lease, as amended by this Amendment.

AGREEMENT

NOW, THEREFORE, incorporating the foregoing recitals, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.
Expansion of Existing Premises. Notwithstanding anything to the contrary in the Original Lease, the Original Lease shall be amended as follows:

A.
Lessor and Lessee hereby agree that the certain 281 square foot free standing building within Project referred to as “Building 3” shall be referred to herein as the "Expansion Space" which shall be for Lessee’s exclusive use for any lawful purpose as determined by Lessee. The Premises shall be increased to include the Expansion Space. All terms of the Lease shall apply to the Expansion Space.

B.
The Original Term for the Expansion Space shall commence upon the Commencement Date and shall be co-terminus with the Lease, including any renewal options as provided for in the Lease.

C.
In addition to the monthly Base Rent for the Premises as provided for in the Lease, Lessee agrees to pay additional monthly Base Rent for the Expansion Space. The monthly installment of Base Rent payable to Lessor for the Expansion Space shall be $1,503.35 per month subject to fixed three (3%) annual increases on the same schedule provided for under Paragraph 89 - Rent Adjustments with respect to the Premises.

2.
Authority. Lessee, and the individual executing this Amendment on behalf of Lessee,

represent and warrant to Lessor that Lessee has full power and authority to enter into this Amendment and the person signing on behalf of Lessee has been fully authorized to do so by all necessary action on the part of Lessee. Lessor, and the individual executing this Amendment on behalf of Lessor, represent and warrant to Lessee that Lessor has full power and authority to enter into this Amendment and the person signing on behalf of Lessor has been fully authorized to do so by all necessary action on the part of Lessor.

3.
Counterparts; Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement. Facsimile signatures or PDF format signatures on this Amendment shall have the same force and effect as original ink signatures.

4.
Original Lease in Full Force. Except for those provisions which are inconsistent with this Amendment and those terms, covenants, and conditions for which performance has heretofore been completed, all other terms, covenants, and conditions of the Original Lease shall remain in full force and effect, and Lessor and Lessee hereby ratify the Original Lease as amended hereby.

5.
Confidentiality. Neither party hereto shall disclose any part of this Amendment to anyone other than its attorneys, agents, managers, lenders, investors, affiliates, accountants or employees who are required to know the contents of this Amendment in order to perform their specific duties, provided that such disclosing party shall instruct such receiving parties to keep this Amendment (and the terms and conditions of this Amendment) confidential, and the disclosing party hereto shall be responsible for any disclosure by such parties. The provisions of this Section 5 shall survive any expiration or termination of the Lease.

6.
Severability; Entire Agreement. Any provision of this Amendment which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect. This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and, other than the Original Lease, no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.

LESSOR:

FABRIC 2676 STATE STREET , LLC,

a California limited liability company

By: /s/ Brendan Foote

Name: Brendan Foote

Title: Managing Member

LESSEE:

TYRA BIOSCIENCES, INC.,

a Delaware corporation

By: /s/ Todd Harris

Name: Todd Harris

Title: CEO